UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2011
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations And Financial Condition.
On April 21, 2011, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the first quarter of 2011 and updating its outlook for full year 2011. A copy of the press release is furnished as Exhibit 99.1 hereto.
Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on April 21, 2011. By press releases dated April 4, 2011 and April 20, 2011, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2011, at the 2011 Annual Meeting of Shareholders, our shareholders approved the Goodrich Corporation 2011 Equity Compensation Plan (the “Plan”). A summary of the terms and conditions of the Plan is included on pages 11 through 16 of our definitive proxy statement for the 2011 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 10, 2011 (the “2011 Proxy Statement”), which summary is incorporated herein by reference. The summary is qualified in its entirety by reference to the text of the Plan, which is included as Appendix B to the 2011 Proxy Statement and is incorporated by reference herein.
On April 19, 2011, the Board of Directors approved the terms of a Restricted Stock Unit Special Award Agreement (the “Agreement”) for awards under the Plan. The Agreement provides for three-year cliff vesting for grants thereunder. If the employment of a recipient terminates for any reason (other than death, disability or a Change in Control), the Agreement provides that all awards are forfeited. A copy of the form of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2011 Annual Meeting of Shareholders was held on April 19, 2011 at 10:00 a.m. Eastern time at the Company’s headquarters in Charlotte, North Carolina. As described in the 2011 Proxy Statement, the following occurred:
•	The nine nominees for director were elected;

•	The appointment of Ernst & Young LLP as independent registered public accounting firm for the year 2011 was ratified;

•	The Goodrich Corporation 2011 Equity Compensation Plan was approved;

•	A resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement, was adopted; and

•	Shareholders selected, on an advisory basis, “every one year” for the frequency of future advisory votes on the compensation of our named executive officers.
The votes were as follows:
Proposal 1 — Election of Directors:

	Number of Shares Voted	Number of Shares Voted
	For	Withheld
Carolyn Corvi	105,233,929	1,543,788
Diane C. Creel	102,562,559	4,215,158
Harris E. DeLoach, Jr.	104,820,858	1,956,859
James W. Griffith	102,306,606	4,471,111
William R. Holland	103,693,418	3,084,299
John P. Jumper	106,192,328	585,389
Marshall O. Larsen	102,751,645	4,026,072
Lloyd W. Newton	104,497,719	2,279,998
Alfred M. Rankin, Jr.	104,172,681	2,605,036
There were 6,892,824 broker non-votes on the proposal for the election of directors.
Proposal 2 — Appointment of Independent Registered Public Accounting Firm:
110,914,581 shares voted for; 2,653,348 shares voted against; and 102,612 shares abstained from voting.

Proposal 3 — Approval of the Goodrich Corporation 2011 Equity Compensation Plan:
93,807,150 shares voted for; 12,724,129 shares voted against; 246,438 shares abstained from voting: and there were 6,892,824 broker non-votes.
Proposal 4 — Advisory Vote on Compensation of Named Executive Officers:
101,141,114 shares voted for; 5,358,833 shares voted against; 277,770 shares abstained from voting; and there were 6,892,824 broker non-votes.
Proposal 5 — Advisory Vote on the Frequency of the Advisory Vote on Compensation of Named Executive Officers:
77,185,581 shares voted for “every one year”; 666,635 shares voted for “every two years”; 28,658,471 shares for “every three years”; 267,030 shares abstained from voting; and there were 6,892,824 broker non-votes.
In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Form of restricted stock unit special award agreement.

Exhibit 99.1
Goodrich Corporation Press Release dated April 21, 2011 titled “Goodrich Announces 75 Percent Increase in First Quarter 2011 Net Income per Diluted Share, 12 Percent Increase in Sales and Increases Outlook for 2011 Net Income per Diluted Share to $5.40 — $5.55.”

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: April 21, 2011	By:	/s/ SCOTT E. KUECHLE
Scott E. Kuechle
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 10.1	Form of restricted stock unit special award agreement.

Exhibit 99.1
Goodrich Corporation Press Release dated April 21, 2011 titled “Goodrich Announces 75 Percent Increase in First Quarter 2011 Net Income per Diluted Share, 12 Percent Increase in Sales and Increases Outlook for 2011 Net Income per Diluted Share to $5.40 — $5.55.”